SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Lynx Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LYNX THERAPEUTICS, INC.
25861 Industrial Blvd.
Hayward, California 94545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Lynx Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 22, 2003 at 2:00 p.m., local time, at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are elected.

2.	To approve the Company’s 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000 shares.

3.	To approve the Company’s 1998 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 75,000 shares.

4.	To approve future sales of common stock to Takara Bio Inc. under the Collaboration Agreement, dated October 1, 2000, as amended.

5.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is March 27, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Edward C. Albini

Edward C. Albini Secretary

Hayward, California April 17, 2003

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

1.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF 1992 STOCK OPTION PLAN, AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
PROPOSAL 4 ISSUANCE AND SALE OF COMMON STOCK TO TAKARA BIO INC.
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2002 AND OPTION VALUES
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX

LYNX THERAPEUTICS, INC.
25861 Industrial Blvd.
Hayward, California 94545

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Lynx Therapeutics, Inc. (sometimes referred to as the “Company” or “Lynx”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

     We intend to mail this proxy statement and accompanying proxy card on or about April 17, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

     In January 2003, we received stockholder approval for, and effected, a reverse stock split of our common stock at a ratio of 1-for-7 (the “reverse stock split”). As a result of the reverse stock split, each outstanding share of common stock automatically converted into one-seventh of a share of common stock, with the par value of each share of common stock remaining at one cent ($.01) per share. Accordingly, common stock share and per share amounts for all periods presented have been adjusted to reflect the impact of the reverse stock split.

     Only stockholders of record at the close of business on March 27, 2003 will be entitled to vote at the annual meeting. On this record date, there were 4,654,245 shares of common stock outstanding and entitled to vote.

     Stockholder of Record: Shares Registered in Your Name

     If on March 27, 2003 your shares were registered directly in your name with Lynx’s transfer agent, EquiServe Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on March 27, 2003 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of nine directors;

2.

•	Proposed 200,000 share increase in the number of shares of common stock authorized for issuance under our 1992 Stock Option Plan, as amended;

•	Proposed 75,000 share increase in the number of shares of common stock authorized for issuance under our 1998 Employee Stock Purchase Plan, as amended;

•	Proposed future sales of common stock to Takara Bio Inc. under the Collaboration Agreement, dated October 1, 2000, as amended; and

•	Ratification of Ernst & Young LLP as independent auditors of Lynx for our fiscal year ending December 31, 2003.

How do I vote?

     You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

     Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Lynx. Simply complete and mail the proxy card to ensure that your vote is counted.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com). To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

3.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of March 27, 2003.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (i) “For” the election of all nine nominees for director; (ii) “For” the approval of the Company’s 1992 Stock Option Plan, as amended; (iii) “For” the approval of the Company’s 1998 Employee Stock Purchase Plan, as amended; (iv) “For” the approval of future sales of common stock to Takara Bio Inc.; and (v) “For” the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $5,000 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Lynx’s Secretary at 25861 Industrial Blvd. Hayward, California 94545.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 18, 2003. Stockholders wishing to submit a proposal or director nomination at the Company’s 2004 annual meeting must notify the Company of such proposals or nominations in writing to the Secretary of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary date of this proxy statement, or by December 18, 2003. Unless a stockholder at the Company’s 2004 annual meeting of stockholders notifies the Company of such proposals or nominations prior to the meeting and in accordance with the Company’s Bylaws, the Chairman of the meeting will have discretionary authority to declare at the meeting that such matters cannot be transacted. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

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     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

     For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

     To be approved, Proposal No. 2, the 200,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1992 Stock Option Plan, as amended, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

     To be approved, Proposal No. 3, the 75,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1998 Employee Stock Purchase Plan, as amended, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

     To be approved, Proposal No. 4, the proposed future sales of common stock to Takara Bio Inc. under the Collaboration Agreement, as amended, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. For purposes of this vote, shares previously sold to Takara under the collaboration agreement to date will not be counted for any purpose in determining whether this Proposal 4 has been approved; such shares will be counted for all other purposes at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

     To be approved, Proposal No. 5, the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 4,654,245 outstanding and entitled to vote. Thus 2,327,123 must be represented by votes at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2003.

5.

PROPOSAL 1

ELECTION OF DIRECTORS

     There are nine nominees for the nine Board of Directors (“Board”) positions presently authorized pursuant to the terms of the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company. Eight of these directors were elected by the stockholders of the Company, and one director was elected by the Board.

     Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

     The following is a brief biography of each nominee for director.

		PRINCIPAL OCCUPATION/
NAME	AGE	POSITION HELD WITH THE COMPANY

Kevin P. Corcoran	44	President, Chief Executive Officer and Director
Craig C. Taylor (1) (2)	52	Chairman of the Board
Sydney Brenner, M.B., D. Phil	76	Director and Principal Scientific Advisor
Leroy Hood, M.D., Ph.D.	64	Director
James C. Kitch (2)	55	Director
Marc D. Kozin (1)	41	Director
David C. U’Prichard, Ph.D. (1)	54	Director
Richard P. Woychik, Ph.D.	50	Director
James V. Mitchell	52	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     Kevin P. Corcoran has served as a director of Lynx since July 2002. Mr. Corcoran was appointed President and Chief Executive Officer of Lynx in June 2002. He joined Lynx in September 1995 as Staff Software Engineer, and from January 1999 to June 2002, Mr. Corcoran served as Vice President, Operations. Prior to joining Lynx, Mr. Corcoran held various managerial positions with Applied Biosystems, Inc., an instrumentation company, from July 1992 to September 1995. His most recent role at Applied Biosystems, Inc. was Group Leader for Genetic Analysis software. Mr. Corcoran received a B.S. in Computer Science from California State University, Hayward.

     Craig C. Taylor was elected Chairman of the Board of Lynx in December 2000, has served as a director of Lynx since March 1994 and served as Acting Chief Financial Officer from July 1994 to April 1997. He has been active in venture capital since 1977, when he joined Asset Management Company, a venture capital firm. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Pharmacyclics, Inc., a biotechnology company, and several private companies.

     Sydney Brenner, M.B., D.Phil., has served as a director of Lynx since October 1993 and as Lynx’s principal scientific advisor. He is a distinguished Professor at the Salk Institute of Biological Studies in La Jolla, California. He served as Director and President of The Molecular Sciences Institute, a nonprofit research institute in Berkeley, California, from July 1996 to January 2001, when he retired as Director of Research. In September 1996, he retired from his position of Honorary Professor of Genetic Medicine, University of Cambridge School of Clinical Medicine,

6.

Cambridge, England. From 1986 to his retirement in 1991, Dr. Brenner directed the Medical Research Council Unit of Molecular Genetics. He was a member of the Scripps Research Institute in La Jolla, California, until December 1994. Dr. Brenner is a Fellow of the Royal Society (1995) and a Foreign Associate of the U.S. National Academy of Sciences (1977) and has received numerous awards of recognition, including the Nobel Prize in Physiology or Medicine for 2002, the Albert Lasker Medical Research Award (2000 and 1991), the Genetics Society of America Medal (1987) and the Kyoto Prize (1990). Dr. Brenner is the principal inventor of Lynx’s bead-based technologies.

     Leroy Hood, M.D., Ph.D., has served as a director of Lynx since May 2000. In December 1999, he founded the Institute for Systems Biology, a private nonprofit research institute, and currently serves as the President and a director. From 1992 to 1999, he was the chair of the Molecular Biotechnology Department at the University of Washington and the William Gates III Professor of Biomedical Sciences. Dr. Hood received an M.D. from John Hopkins Medical School and a Ph.D. from the California Institute of Technology. He has been a member of the National Academy of Sciences and the American Academy of Arts and Sciences since 1982. He currently serves as a director of Paradigm Genetics, a biotechnology company.

     James C. Kitch has served as a director of Lynx since February 1993 and as Secretary of Lynx from February 1992 to December 1997. Since 1979, Mr. Kitch has been a partner at Cooley Godward LLP, a law firm, which has provided legal services to Lynx.

     Marc D. Kozin has served as a director of Lynx since July 2002. Since 1996, Mr. Kozin has served as President of the North American practice for L.E.K. Consulting LLC, a business consulting company. In this position, he leads L.E.K.’s life science strategic planning services. Mr. Kozin received a B.A. in Economics from Duke University and an M.B.A. from The Wharton School, University of Pennsylvania. He also serves as a member of the Board of Governors at New England Medical Center.

     David C. U’Prichard, Ph.D., has served as a director of Lynx since March 2001. From September 1999 until April 2003, he served as the Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc., a pharmaceutical company. From 1997 until 1999, he served as the President, Research and Development, for SmithKline Beecham Pharmaceuticals, a pharmaceutical company. Prior to joining SmithKline Beecham, from 1994 to 1997, Dr. U’Prichard served as International Research Director of Zeneca Pharmaceuticals, Inc., and, from 1991 to 1994, he managed research groups in the U.S. and U.K. at ICI Pharmaceuticals, Inc. and Zeneca, both of which are pharmaceutical companies. Dr. U’Prichard received a B.Sc. in Pharmacology from the University of Glasgow and a Ph.D. in Pharmacology from the University of Kansas. He currently serves as a director of 3-Dimensional Pharmaceuticals and several private companies.

     Richard P. Woychik, Ph.D., has served as a director of Lynx since July 2002. Since August 2002, Dr. Woychik has served as the director of The Jackson Laboratory in Bar Harbor, Maine. Prior to joining The Jackson Laboratory, Dr. Woychik served as Chief Scientific Officer at Lynx, a position that he held since joining Lynx in January 2001. Prior to joining Lynx, from 1998 to 2000, Dr. Woychik was Senior Director and Head of the Alameda Global R&D Molecular Genetics Research Center at Pfizer Inc., a pharmaceutical company. From 1997 to 1998, Dr. Woychik was a Professor in the Departments of Pediatrics, Genetics and Pharmacology and Vice Chairman for Research in Pediatrics at Case Western Reserve University, and from 1987 to 1997, he was a research scientist at the Oak Ridge National Laboratory. Dr. Woychik received a Ph.D. in Molecular Biology from Case Western Reserve University.

     James V. Mitchell has served as a director of Lynx since March 2003. Mr. Mitchell co-founded Meier Mitchell & Company, a company active in the venture lending area, in 1984 and sold the company in 1999. He subsequently served as President of the acquired company until October 2002. Mr. Mitchell received a B.A. in Economics from the University of California at Santa Barbara and an M.B.A. from The Wharton School, University of Pennsylvania.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

7.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2002, the Board held four meetings and acted by unanimous written consent three times. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Audit Committee of the Board of Directors meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Messrs. Taylor and Kozin and Dr. U’ Prichard. All members of the Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter. The Audit Committee met five times during such calendar year.

     The Compensation Committee reviews and recommends salaries and incentive compensation for officers and key employees. The Compensation Committee also serves as the Stock Option Committee for the Company’s 1992 Stock Option Plan, as amended, for employees of the Company and in that capacity approves employee stock option grants. The Compensation Committee is currently composed of two non-employee directors: Messrs. Taylor and Kitch. The Compensation Committee acted by unanimous consent three times during such calendar year.

     During the fiscal year ended December 31, 2002, all directors except Dr. Hood attended at least 75% of the aggregate of the meetings of the Board held during the period in which they were a director. In addition, all of the committee members attended at least 75% of the aggregate of the meetings of the committees on which they served during the same period.

8.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of Lynx. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2002 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of nonaudit services with the auditors’ independence.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.

     From the members of the Audit Committee:

Craig C. Taylor Marc D. Kozin David C. U’ Prichard, Ph.D.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

9.

PROPOSAL 2

APPROVAL OF 1992 STOCK OPTION PLAN, AS AMENDED

     In July 1992, the Board adopted, and the stockholders subsequently approved, our 1992 Stock Option Plan (the “1992 Plan”). In May 1996, the stockholders approved an amendment to the 1992 Plan extending the term of the 1992 Plan until March 2006. As a result of a series of amendments, as of April 1, 2003, there were approximately 871,052 shares of the Company’s common stock authorized for issuance under the 1992 Plan. At April 1, 2003, options covering an aggregate of 556,776 shares, less exercised and canceled shares, of the Company’s common stock had been granted under the 1992 Plan, and only 3,414 shares of the Company’s common stock (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options) remained available for future grants under the 1992 Plan.

     In March 2003, the Board approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the total number of shares of the Company’s common stock authorized for issuance under the 1992 Plan from 871,052 to 1,071,052 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. During the last fiscal year, the Company granted options under the 1992 Plan: (i) to current executive officers and directors to purchase 68,565 shares of common stock at exercise prices ranging from $3.85 to $10.01 per share; and (ii) to all employees and consultants as a group (excluding executive officers) to purchase 60,555 shares of common stock at exercise prices ranging from $3.85 to $23.10 per share.

     Stockholders are requested in this Proposal 2 to approve the 1992 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1992 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1992 Plan are outlined below:

General

     The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 1992 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Tax Information” for a discussion of the tax treatment of options.

Purpose

     The Board adopted the 1992 Plan to provide a means by which selected employees (including officers), directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 96 current employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1992 Plan.

Administration

     The Board administers the 1992 Plan. Subject to the provisions of the 1992 Plan, the Board has the power to construe and interpret the 1992 Plan and to determine the persons to whom, and the dates on which, options will be granted, the number of shares of the Company’s common stock to be subject to each option, the time or times during

10.

the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

     The Board has the power to delegate administration of the 1992 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board may abolish such committee at any time and revest in the Board the administration of the 1992 Plan. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the “Board” refers to the Compensation Committee as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 1992 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m) of the Code. This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than director) and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Eligibility

     Incentive stock options may be granted under the 1992 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 1992 Plan. Subject to stockholder approval of this Proposal 2, all of the Company’s directors (including specifically all non-employee directors) will also be eligible to receive nonstatutory stock options under the 1992 Plan.

     No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of the Company’s common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1992 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the 1992 Plan covering more than 1,000,000 shares of the Company’s common stock during any calendar year.

Stock Subject to the 1992 Plan

     Subject to this Proposal 2, an aggregate of 1,071,052 shares of the Company’s common stock is authorized for issuance under the 1992 Plan. If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the shares of the Company’s common stock not acquired pursuant to such options again become available for issuance under the 1992 Plan. If any common stock acquired pursuant to the exercise of an option shall for any reason be repurchased by the Company under an invested share repurchase option provided under the 1992 Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the 1992 Plan.

Terms of Options

     The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Company’s common stock on the date of grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the

11.

1992 Plan may not be less than 85% of the fair market value of the Company’s common stock the date of grant. At March 28, 2003, the closing price of the Company’s common stock as reported on the Nasdaq National Market was $1.87 per share.

     The exercise price of options granted under the 1992 Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board at the time of grant of the option by delivery of other shares of the Company’s common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1992 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest over five years during the optionholder’s employment by, or service as a director or consultant to, the Company or an affiliate of the Company (collectively, “service”). Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1992 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the 1992 Plan terminate three months after termination of the optionholder’s service with the Company or any affiliate of the Company, unless (a) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (b) the optionholder dies before the optionholder’s service has terminated or the optionholder dies within the period, if any, specified in the option agreement after the termination of the optionholder’s service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 12 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. An optionholder may designate who may exercise the option following the optionholder’s death. Individual options by their terms may provide for exercise within a longer period of time following termination of service. The option term generally is extended in the event that exercise of the option within these periods is prohibited. An optionholder’s option agreement may provide that if the exercise of the option following the termination of the optionholder’s service would be prohibited because of the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Adjustment Provisions

     Transactions not involving receipt of consideration, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares or change in corporate structure, may change the class(es) and number of shares of the Company’s common stock subject to the 1992 Plan and outstanding options. In that event, the 1992 Plan will be appropriately adjusted as to the class(es) and maximum number of securities subject to the 1992 Plan pursuant to subsection 4(a) of the 1992 Plan and the maximum number of securities subject to award to any person pursuant to subsection 5(c) of the 1992 Plan, and outstanding options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     In the event of a sale of substantially all of the assets of the Company, in the event of a certain specified type of asset sale, merger, consolidation or reverse merger (collectively, “corporate transaction”), any surviving or acquiring

12.

corporation shall assume any options outstanding under the 1992 Plan or substitute similar options for those outstanding under the 1992 Plan. If any surviving or acquiring corporation refuses to assume options outstanding under the 1992 Plan, or to substitute similar options, then with respect to optionholders whose service with the Company or any of its affiliates has not terminated, the vesting shall be accelerated in full and the options will terminate if not exercised at or prior to the effective date of the corporate transaction.

     The acceleration of an option in the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1992 Plan will terminate on March 11, 2006.

     The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or other securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 1992 Plan for stockholder approval.

Restrictions on Transfer

     The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionholder, an incentive stock option may be exercised only by the optionholder. A nonstatutory stock option is transferable to the extent provided in the option agreement. If the option agreement for a nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionholder only by the optionholder. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

13.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002:

	Number of		Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1992 Stock Option Plan	360,587	$72.51	175,556
1998 Employee Stock Purchase Plan	N/A	N/A	7,471
Equity compensation plans not approved by security holders:

14.

	Number of		Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column (a))

	(a)	(b)	(c)
None	0	0	0

Total	360,587	$72.51	183,027

     All of the equity compensation plans of the Company that were in effect as of December 31, 2002 were adopted with the approval of the Company’s security holders.

15.

PROPOSAL 3

APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In May 1998, the stockholders approved the adoption of the Company’s 1998 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan authorized the issuance of 28,369 shares of common stock pursuant to purchase rights granted to employees of the Company and is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code.

     In March 2003, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the total number of shares of the Company’s common stock authorized for issuance under the Purchase Plan from 28,369 to 103,369 shares. The Board adopted this amendment to ensure that the Company can continue to provide a means by which employees of the Company and its affiliates can be given an opportunity to purchase stock in the Company. As of April 1, 2003, a total of 28,359 shares of common stock had been issued to employees at an aggregate purchase price of $922,556 and a weighted-average purchase price of $32.53 per share pursuant to offerings under the Purchase Plan, and ten shares remained available for future issuance.

     Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Purchase Plan are outlined below.

Purpose

     The purpose of the Purchase Plan is (i) to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions and (ii) to assist the Company in (a) securing the services of new employees, (b) retaining the services of existing employees and (c) providing incentives for such persons to exert maximum efforts for the success of the Company. The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

     The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical) and whether employees of any affiliate (defined in the Purchase Plan to mean any parent or subsidiary of the Company) shall be eligible to participate in the Purchase Plan. The Board has the power to delegate administration of the Purchase Plan to a committee of two or more Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. As used herein with respect to the Purchase Plan, the “Board” refers to such committee as well as to the Board itself.

Stock Subject to Purchase Plan

     Subject to stockholder approval of this Proposal 3, an aggregate of 103,369 shares of common stock is authorized for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise

16.

terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Such offerings have a duration of 6 months. The initial offering commenced on August 1, 1998, with a purchase date of January 31, 1999. As of December 31, 2002, a total of 20,898 shares of common stock had been issued to employees at an aggregate purchase price of $909,425 and weighted-average purchase price of $43.52 per share pursuant to offerings under the Purchase Plan, and 7,471 shares remained available for future issuance

Eligibility

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any affiliate designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for such period of time preceding the first day of the offering period as shall be determined by the Board, which period must be in all cases less than two years. If, during the course of an offering, an employee satisfies the foregoing eligibility requirements, the Board may provide that such employee may participate in that offering.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation

     An eligible employee becomes a participant in the Purchase Plan by delivering to the Company, prior to the time set forth in the offering, an agreement authorizing payroll deductions of up to 10% (or such lower percentage as the Board may determine for a particular offering) of such employee’s compensation during the offering.

Purchase Price

     The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering, or (ii) 85% of the fair market value of a share of common stock on the date of purchase.

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may increase, reduce, or commence such payroll deductions after the beginning of any offering period only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited in the general funds of the Company.

Purchase of Stock

     By executing an agreement to participate, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering were to exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price. See “Withdrawal.”

17.

Withdrawal

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan, which will terminate his or her payroll deductions. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as provided by the Board in the offering.

     Upon any withdrawal from an offering by the employee, at the election of such employee the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering and such employee’s interest in the offering will be automatically terminated. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to the employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the offering, without interest.

Restrictions on Transfer

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

     The Board may suspend, terminate or amend the Purchase Plan at any time.

     The Board at any time, and from time to time, may amend the Purchase Plan. However, any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board to the extent such amendment requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or any other securities exchange listing requirements.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the person to whom such rights were granted.

Adjustment Provisions

     If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or otherwise), the Purchase Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Purchase Plan and the class, number of shares and price per share of stock subject to such outstanding rights.

Effect of Certain Corporate Events

     In the event of a dissolution, liquidation or specified type of merger of the Company, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those outstanding under the Purchase Plan, (ii) such rights may continue in full force and effect or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering terminated.

Federal Income Tax Information

18.

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock purchased in an offering is sold (or otherwise disposed of) more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering over the purchase price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term, mid-term or short-term depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights (i.e., purchase of stock) under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness and a tax reporting obligation).

19.

PROPOSAL 4

ISSUANCE AND SALE OF COMMON STOCK TO TAKARA BIO INC.

     We entered into a collaboration and license agreement with Takara Bio Inc. of Japan, effective as of October 1, 2000. Pursuant to the collaboration and license agreement, as amended in December 2002, Lynx has a right to sell, and Takara has agreed to purchase, $1,000,000 worth of shares of common stock of the Company on an annual basis over a five-year period, with the initial purchase in October 2001. As part of the amended collaboration, Takara accelerated its equity purchases of Lynx common stock. The previously scheduled 2003 payment was made to Lynx in December 2002, and the previously scheduled 2004 and 2005 payments are now planned to be made to Lynx in 2003 and 2004, respectively. In both September and December 2002, in connection with the collaboration agreement, we issued and sold 291,545 shares of common stock at a purchase price of $3.43 per share, to Takara in private placements pursuant to the terms and conditions of common stock purchase agreements. In October 2001, in connection with the collaboration agreement, we issued and sold 45,787 shares of common stock, at a purchase price of $21.84 per share, to Takara in a private placement pursuant to the terms and conditions of a common stock purchase agreement.

     In March 2003, in light of certain rules promulgated by the National Association of Securities Dealers, Inc. (the “NASD”), the Board determined that stockholder approval should be secured so that the Company has the ability, from time to time, to make future sales to Takara under the collaboration agreement.

     To the extent that the Company issues and sells shares of common stock to Takara under the collaboration agreement, such issuances and sales may be subject to stockholder approval pursuant to the Rules of the NASD applicable to companies whose securities are traded on the Nasdaq National Market. Rule 4350(i) of the NASD rules requires companies that are listed on the Nasdaq National Market to obtain stockholder approval prior to issuing common stock (or shares convertible into or exercisable for common stock) if such issuance will result in a change of control of the issuer. Under current interpretation of Rule 4350(i) of the NASD rules, ownership of more than 20% of the outstanding shares of a company’s common stock may give rise to a presumption that a change of control has occurred.

     Additional sales of shares of common stock to Takara would increase Takara’s percentage ownership of the Company’s common stock (on an as-converted basis), which was 13.5% as of February 10, 2003. As a result of this increase, the sale or sales to Takara could be viewed under Rule 4350(i) of the NASD rules as an issuance that results in a “change of control,” thereby requiring stockholder approval. As a result, approval of the Company’s stockholders is being sought in order to permit the Company to sell common stock to Takara under the collaboration agreement in the future, where such issuance and sale may be deemed to be at a price less than the market value of the common stock on the date of sale and may constitute more than 20% of the shares outstanding immediately prior to such sale or sales.

     Stockholders are requested in this Proposal 4 to approve future sales to Takara pursuant to the collaboration agreement. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the future sales to Takara pursuant to the collaboration agreement. For purposes of this vote, shares previously sold to Takara under the collaboration agreement to date will not be counted for any purpose in determining whether this Proposal 4 has been approved; such shares will be counted for all other purposes at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     If stockholder approval of this Proposal 4 is not obtained, the Company’s rights under the collaboration agreement will remain unchanged, and the Company will be able to sell shares of its common stock to Takara under the collaboration agreement, subject to applicable NASD limitations and the limitations contained in the collaboration agreement. The collaboration agreement was filed as an exhibit to the Company’s Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on August 24, 2001, and the amendment to the collaboration agreement was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 28, 2003, and you are encouraged to review the full text of the collaboration agreement, as amended. The foregoing summary of the terms of the collaboration agreement is qualified in its entirety by reference to the more detailed terms set forth in the collaboration agreement.

20.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since Lynx’s inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

     During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual financial statements and for reviews of the Company’s interim financial statements for such fiscal year were approximately $174,000.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended December 31, 2002, Ernst & Young LLP did not provide any information technology consulting services to Lynx.

All Other Fees

     During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees were approximately $45,000. Non-audit related services generally include fees for accounting consultations, income tax related services and Securities and Exchange Commission registration statements.

     The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining such auditors’ independence.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
A VOTE IN FAVOR OF PROPOSAL 5.

21.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Lynx’s common stock as of February 10, 2003 by (i) each stockholder who is known by us to own beneficially more than 5% of the common stock; (ii) each Named Executive Officer (as defined below); (iii) each director of Lynx; and (iv) all of our current directors and executive officers as a group.

	Beneficial Ownership (1)

	Number	Percent
Name of Beneficial Owner	of Shares	of Total

Takara Bio Inc. Seta 3-4-1, Otsu, Shiga, 520-2193, Japan	628,877	13.5%

Entities affiliated with Citigroup Inc (2)	577,535	12.0%
399 Park Avenue New York, NY 10043

Entities affiliated with Hambrecht & Quist Capital	375,570	7.9%
Management LLC (3) 30 Rowes Wharf, Suite 430 Boston, MA 02110

Entities affiliated with Seneca Capital (4)	370,220	7.8%
527 Madison Avenue, 11th Floor New York, NY 10022

Entities affiliated with Friedman Billings Ramsey Group, Inc (5)	331,953	6.9%
1001 Nineteenth Street North Arlington, VA 22209

Perceptive Life Sciences Master Fund Ltd (6)	290,931	6.1%
5437 Connecticut Avenue, N.W., Suite 100 Washington DC, 20015

Craig C. Taylor (7)	72,318	1.6%

Sydney Brenner, M.B., D. Phil. (8)	50,712	1.1%

Edward C. Albini (9)	21,646	*

Jen-i Mao, Ph.D. (10)	14,236	*

Kathy A. San Roman (11)	11,161	*

Kevin P. Corcoran (12)	10,911	*

James C. Kitch (13)	6,332	*

Leroy Hood, M.D., Ph.D. (14)	3,683	*

David C. U’Prichard, Ph.D. (15)	1,998	*

Thomas J. Vasicek, Ph.D.	726	*

Marc D. Kozin	0	*

Norman J. W. Russell, Ph.D. (16)	0	*

Richard P. Woychik, Ph.D. (17)	0	*

James V. Mitchell	0	*

All directors and officers as a group (13 persons)(18)	193,723	4.1%

*	Less than one percent.

22.

(1)	This table is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, and subject to community property laws where applicable, Lynx believes that each person or entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it. Percentage of beneficial ownership is based on 4,654,245 shares of common stock outstanding as of February 10, 2003, except as otherwise noted in the footnotes. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 10, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Includes 357,142 shares of common stock and 142,857 shares of common stock issuable upon exercise of a warrant held by Horizon Waves & Co. (“HW”). Also includes 77,500 and 36 shares of common stock held by Cede & Co. (“Cede”) and Salomon Smith Barney, Inc. (“SSB”), respectively. HW is the nominee used by Smith Barney Fundamental Value Fund (“SBFVF”) and Cede is the nominee used by Citi FCP CitiEquity US Value Fund (“CEUVF”) to register the shares. SBFVF and CEUVF are mutual funds controlled by Citigroup Inc., and SSB is a subsidiary of Citigroup Inc. Davis Skaggs Investment Management (“DSIM”) has sole power to vote and control the disposition of the shares held by HW and Cede while Smith Barney Asset Management, Inc., has sole power to vote and control the dispositions of the shares held by SSB. DSIM is a division of Smith Barney Asset Management, Inc., which is also a subsidiary of Citigroup Inc. Therefore, Citigroup Inc. may be deemed to be the beneficial owner of the securities held by HW, Cede and SSB.

(3)	Includes 170,142 shares of common stock and 55,200 shares of common stock issuable upon exercise of a warrant held by H&Q Healthcare Investors (“HQHI”). Also includes 113,428 shares of common stock and 36,800 shares of common stock issuable upon exercise of a warrant held by H&Q Science Investors (“HQSI”). HQHI and HQSI are both wholly owned subsidiaries of Hambrecht & Quist Capital Management LLC (“HQCM”). HQCM has sole power to vote and control the disposition of the shares held by HQHI and HQSI, and therefore, is deemed to be the beneficial owner of such shares.

(4)	Includes 178,135 shares of common stock and 80,000 shares of common stock issuable upon exercise of a warrant held by Seneca Capital International, Ltd. (“SCI Ltd.”). Also includes 77,800 shares of common stock and 34,285 shares of common stock issuable upon exercise of a warrant held by Seneca Capital L.P. (“SC L.P.”), a limited partnership. Seneca Capital Investments LLC (“SCI LLC”) serves as the investment advisor for SCI Ltd. Seneca Capital Advisors LLC (“SCA LLC”) serves as the general partner of SC L.P. Douglas Hirsch is the managing member of both SCI LLC and SCA LLC. In this capacity, Mr. Hirsch has sole power to vote and control the disposition of the shares held by SCI Ltd. and SC L.P., and therefore, may be deemed to be the beneficial owner of such shares.

(5)	Includes 142,857 shares of common stock and 35,714 shares of common stock issuable upon the exercise of a warrant held by FBR Private Equity Fund, L. P. (“PEF”), and 60,240 shares of common stock and 93,142 shares of common stock issuable upon the exercise of warrants held by Friedman, Billings, Ramsey & Co. (“FBR & Co.”). PEF is an equity fund limited partnership. Friedman, Billings, Ramsey Investment Management, Inc., a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc. (“FBRG”), serves as the general partner of PEF, and in that capacity directs its investment activities. FBR & Co. is also a wholly owned subsidiary of FBRG. FBRG disclaims beneficial ownership of the securities held by PEF and FBR & Co.

(6)	Includes 108,571 shares of common stock issuable upon exercise of a warrant.

(7)	Includes 16,606 shares of common stock, 1,428 shares of common stock issuable upon exercise of stock options and 2,270 shares of common stock issuable upon exercise of warrants held by Mr. Taylor. Also includes 52,014 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, the Chairman of the Board of Lynx, is a general partner of AMC Partners 89, which is the general partner of Asset Management Associates 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset Management Associates 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(8)	Includes 17,855 shares of common stock issuable upon exercise of stock options held by Dr. Brenner that are exercisable within 60 days of February 10, 2003.

(9)	Includes 14,402 shares of common stock issuable upon exercise of stock options held by Mr. Albini that are exercisable within 60 days of February 10, 2003.

23.

(10)	Includes 13,962 shares of common stock issuable upon exercise of stock options held by Dr. Mao that are exercisable within 60 days of February 10, 2003.

(11)	Includes 10,394 shares of common stock issuable upon exercise of stock options held by Ms. San Roman that are exercisable within 60 days of February 10, 2003.

(12)	Includes 6,268 shares of common stock issuable upon exercise of stock options held by Mr. Corcoran that are exercisable within 60 days of February 10, 2003.

(13)	Includes 2,568 shares of common stock, 2,856 shares of common stock issuable upon the exercise of stock options and 908 shares of common stock issuable upon exercise of a warrant held by Mr. Kitch. Mr. Kitch holds these options for the benefit of Cooley Godward LLP. He shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Kitch disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(14)	Includes 2,698 shares of common stock issuable upon exercise of stock options held by Dr. Hood that are exercisable within 60 days of February 10, 2003.

(15)	Includes 1,984 shares of common stock issuable upon exercise of stock options held by Dr. U’Prichard are exercisable within 60 days of February 10, 2003.

(16)	Dr. Russell resigned as President, Chief Executive Officer and a director of Lynx on May 31, 2002.

(17)	Dr. Woychik resigned as Chief Scientific Officer of Lynx on August 16, 2002.

(18)	Includes 118,698 shares of common stock (including shares of common stock held by entities affiliated with certain directors), 71,847 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of February 10, 2003 and 3,178 shares of common stock issuable upon exercise of warrants held by current directors and officers. See Notes 7 through 15 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

     We do not compensate directors for service as directors. Non-employee directors are eligible to participate in our 1992 Stock Option Plan. Options granted to non-employee directors under our 1992 Stock Option Plan are discretionary and intended by Lynx not to qualify as incentive stock options under the Internal Revenue Code.

     The following table sets forth options granted to our directors during the last fiscal year. The exercise price is equal to the fair market value of the common stock on the last market trading day prior to the date of grant (based on the closing sales price reported on the Nasdaq National Market). As of February 10, 2003, no options had been exercised by non-employee directors under our 1992 Stock Option Plan.

		Number of
		Securities
		Underlying	Exercise
		Options Granted	Price Per
Name	Date of Grant	(#)	Share ($/sh)

Sydney Brenner, M.B., D. Phil	05/08/2002	714	$10.01
Leroy Hood, M.D., Ph.D.	05/08/2002	714	$10.01

24.

		Number of
		Securities
		Underlying	Exercise
		Options Granted	Price Per
Name	Date of Grant	(#)	Share ($/sh)

James C. Kitch	05/08/2002	714	$10.01
David C. U’Prichard, Ph.D.	05/08/2002	714	$10.01
Craig C. Taylor	05/08/2002	1,428	$10.01
Marc D. Kozin	07/18/2002	2,857	$7.00
Richard P. Woychik, Ph.D.	09/25/2002	2,857	$3.85

     In June 2001, Dr. Brenner entered into a consulting agreement with us. Pursuant to the agreement, Dr. Brenner performs consulting services of at least eight to 16 hours per month in consideration of his standard consulting fee. In 2002, Dr. Brenner received $25,000 in consulting fees for services performed for us.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain compensation paid by Lynx during the calendar years ended December 31, 2002, 2001 and 2000, to our (i) Chief Executive Officer; (ii) other four most highly compensated executive officers whose compensation exceeded $100,000; and (iii) two former executive officers who departed Lynx during the fiscal year 2002 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards

				Other		Restricted
				Annual		Stock	Securities	All Other
		Salary	Bonus	Compensation		Awards	Underlying	Compensation
Name and Principal Position	Year	($)	($)	($)		($)	Options (#)	($)

Kevin P. Corcoran	2002	$220,544	—	$750	(2)	—	5,000	—
President and Chief	2001	$176,654	—	$750	(2)	—	—	—
Executive Officer (1)	2000	$150,000	—	$750	(2)	—	2,857	—

Edward C. Albini	2002	$221,552	—	$750	(2)	—	7,142	—
Chief Financial Officer	2001	$205,185	—	$750	(2)	—	—	—
	2000	$196,405	—	$750	(2)	—	5,714	—

Jen-i Mao, Ph.D.	2002	$179,879	—	$25,750	(2)(3)	—	2,142	—
Vice President, Genetic	2001	$179,723	—	$50,750	(2)(3)	—	—	—
Analysis	2000	$160,000	—	$25,750	(2)(3)	—	—	—

Kathy A. San Roman	2002	$159,032	—	$750	(2)	—	5,000	—
Vice President, Human	2001	$157,500	—	$750	(2)	—	—	—
Resources & Administration	2000	$142,500	—	$750	(2)	—	3,571	—

Thomas J. Vasicek, Ph.D.	2002	$108,416	—	$15,750	(2)(4)	—	17,142	—
Vice President, Business	2001	—	—	—		—	—	—
Development	2000	—	—	—		—	—	—

Norman J. W. Russell, Ph.D.	2002	$141,607	—	$246,665	(6)	—	14,285	—
Former President and Chief	2001	$290,192	—	$125,000	(7)	—	—	—
Executive Officer (5)	2000	$262,571	—	—		—	—	—

Richard P. Woychik, Ph.D.	2002	$135,187	—	$750	(2)	—	7,142	—
Former Chief Scientific	2001	$209,796	—	$60,750	(2)(9)	—	14,285	—
Officer (8)	2000	—	—	—		—	—	—

25.

(1)	Kevin P. Corcoran was promoted to President and Chief Executive Officer on June 3, 2002.

(2)	Includes contributions of $750 made by Lynx to its 401(k) Plan on behalf of such employee.

(3)	Pursuant to Dr. Mao’s offer of employment with Lynx, a portion of her loan of $100,000 was forgiven in June 2000, 2001 and 2002.

(4)	Includes a sign-on bonus received by Dr. Vasicek when he joined Lynx in June 2002.

(5)	Norman J.W. Russell, Ph.D. resigned as President and Chief Executive Officer and a director of Lynx on May 31, 2002.

(6)	Pursuant to the terms and conditions of the separation agreement, Dr. Russell received a gross severance payment of $246,665, or 127,440, net of taxes, of which $60,000 was paid in cash and $67,440 was applied to his loan.

(7)	Pursuant to Dr. Russell’s employment agreement with Lynx, a portion of his $250,000 loan was forgiven in November 2001.

(8)	Richard P. Woychik, Ph.D. resigned as Chief Scientific Officer on August 16, 2002.

(9)	Includes a sign-on bonus received by Dr. Woychik when he joined Lynx in January 2001.

     Except as disclosed above, we did not pay any compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, during the year ended December 31, 2002 to any of the Named Executive Officers.

STOCK OPTION GRANTS AND EXERCISES

     We grant options to our executive officers under our 1992 Stock Option Plan, as amended. As of April 1, 2003, options to purchase a total of 556,776 shares were outstanding under the 1992 Stock Option Plan, and options to purchase 3,414 shares (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options) remained available for grant thereunder.

     The following table sets forth, for each of the Named Executive Officers, certain information regarding options granted to, exercised by and held during the year ended December 31, 2002.

		OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options	Exercise		Appreciation for Option
	Underlying	Granted to	Price Per		Term (2)
	Options	Employees	Share	Expiration
Name	Granted (#)	in 2002 (1)	($/sh)	Date	5%($)	10%($)
Kevin P. Corcoran	5,000	3.87%	$10.01	05/08/12	$31,476	$79,767
Edward C. Albini	7,142	5.53%	$10.01	05/08/12	$44,961	$113,939
Jen-i Mao, Ph.D.	2,142	1.66%	$10.01	05/08/12	$13,484	$34,172
Kathy A. San Roman	5,000	3.87%	$10.01	05/08/12	$31,476	$79,767
Thomas J. Vasicek, Ph.D.	17,142	13.28%	$8.05	06/17/12	$86,783	$219,925
Norman J.W. Russell,Ph.D.	14,285	11.06%	$10.01	05/08/12	$89,927	$227,894
Richard P. Woychik, Ph.D.	7,142	5.53%	$10.01	05/08/12	$44,961	$113,939

26.

(1)	Based on options for an aggregate of 129,120 shares granted to our employees, and consultants during the year ended December 31, 2002, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the term for the appreciated stock price. The assumed annual rates of appreciation are for illustrative purposes only.

     The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 2002, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2002 AND OPTION VALUES

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options at
	Acquired	Value	Options at Year-End		Year-End
	on
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Exercisable

Kevin P. Corcoran	—	—	5,457	7,420
Edward C. Albini	—	—	13,186	11,097	—	—
Jen-i Mao, Ph.D.	—	—	13,105	3,322	—	—
Kathy A. San Roman	—	—	9,563	7,802	—	—
Thomas J. Vasicek, Ph.D.	—	—	—	17,142	—	—
Norman J. W. Russell, Ph.D.	—	—	—	—	—	—
Richard P. Woychik, Ph.D.	—	—	—	2,857	—	—

27.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In March 2003, we entered into an employment agreement with Edward C. Albini, Lynx’s Chief Financial Officer and Secretary, providing for an annual compensation of $250,000. In the event Mr. Albini’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Albini shall be eligible to receive severance compensation equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Albini shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Mr. Albini, such severance shall be in addition to any equity compensation or benefits for which Mr. Albini may be eligible under the 1992 Plan.

     In March 2003, we entered into an employment agreement with Kathy A. San Roman, Lynx’s Vice President, Human Resources and Administration, providing for an annual compensation of $160,000. In the event Ms. San Roman’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Ms. San Roman shall be eligible to receive severance compensation equal to three months of her base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Ms. San Roman shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Ms. San Roman, such severance shall be in addition to any equity compensation or benefits for which Ms. San Roman may be eligible under the 1992 Plan.

     In March 2003, we granted stock options under the 1992 Plan to Kevin C. Corcoran, Edward C. Albini, Thomas J. Vasicek, Ph.D., Jen-i Mao, Ph.D. and Kathy A. San Roman to purchase 40,000, 30,000, 25,000, 25,000 and 25,000 shares of common stock, respectively. If within thirteen months following a change of control (as defined in the stock option agreements), each optionholder’s continuous service (as defined in the 1992 Plan) is terminated (i) due to an involuntary termination without cause (as defined in the stock option agreement) or (ii) due to a voluntary termination with good reason (as defined in the stock option agreement), then the vesting and exercisability of the shares subject to such option shall be accelerated in full.

     In June 2002, we entered into an employment agreement with Kevin P. Corcoran, Lynx’s President and Chief Executive Officer, providing for an annual compensation of $250,000. In the event Mr. Corcoran’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Corcoran shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of the effective date of the agreement, equal to six months of his base salary; and (b) if the termination occurs after the first year anniversary of the effective date of the agreement, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Corcoran shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Mr. Corcoran, such severance shall be in addition to any equity compensation or benefits for which Mr. Corcoran may be eligible under the 1992 Plan.

     In June 2002, we entered into an employment agreement with Thomas J. Vasicek, Ph.D., Lynx’s Vice President, Business Development, providing for (i) an initial annual compensation of $200,000; (ii) subject to certain performance-based criteria, a potential annualized base salary increase to $240,000; and (iii) subject to the achievement of certain milestones, a possible cash bonus equal to one percent (1%) of the cash proceeds received by Lynx from certain third-party transactions. Also under the terms of the agreement, Dr. Vasicek was granted an option to purchase 17,142 shares of common stock at an exercise price of $8.05 per share, subject to a five-year vesting schedule. In the event Dr. Vasicek’s employment is terminated without cause (as defined in the agreement) by Lynx, or by any successor or acquiring entity, upon or after certain change of control events, Dr. Vasicek shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of Dr. Vasicek’s hire date, equal to six months of his base salary and (b) if the termination occurs after the first year anniversary of Dr. Vasicek’s hire date, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Dr. Vasicek shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Dr. Vasicek, such severance shall be in addition to any equity compensation or benefits for which Dr. Vasicek may be eligible under the 1992 Plan.

     In October 1999, we entered into an employment agreement with Norman J. W. Russell, Ph.D., Lynx’s former President and Chief Executive Officer, providing for an annual compensation of $255,000 and an option to purchase 28,571 shares of common stock at an exercise price of $79.17 per share, subject to a five-year vesting schedule. We also provided Dr. Russell with a loan in the amount of $250,000 for the sole purpose of the purchase of a house, which loan was secured by the property, and was forgivable over a four-year period.

     In connection with his resignation as President and Chief Executive Officer of Lynx in May 2002, we entered into a separation agreement with Dr. Russell. Pursuant to the terms and conditions of the separation agreement, Dr. Russell received a gross severance payment of $246,665, or $127,440, net of taxes, of which $60,000 was paid in cash and $67,440 was applied to his loan. The loan was paid in full in September 2002.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2

General

     The Company became a public reporting company in December l993, when the Company registered its common stock and Series A preferred stock under the Exchange Act, and the Compensation Committee of the Board was established in March l994. Accordingly, the Compensation Committee has made the primary compensation determinations for the Company’s officers, including the establishment of base salaries, consideration of bonuses and stock option grants. The current members of the Compensation Committee are

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

28.

Messrs. Taylor and Kitch. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 2002.

Compensation Philosophy

     The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

     Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

     Bonuses. During 2002, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the stages of the Company’s development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards, and the Company may consider such awards in the future.

     Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on the Nasdaq Stock Market on the last market trading day prior to the day of determination. Employees receive value from these grants only if the common stock appreciates in the long term.

Compensation of Former Chief Executive Officer

     Dr. Russell’s compensation was established in accordance with the criteria described above and pursuant to the terms of his employment agreement. Dr. Russell received an annual compensation of $255,000 and, pursuant to his employment agreement in 1999, he received an option to purchase 28,571 shares of common stock at an exercise price of $79.17 per share, subject to a five-year vesting schedule. The Compensation Committee set Dr. Russell’s total annual compensation at a level it believed was competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although at the middle of the range. In addition, Dr. Russell’s stock option grant was at a level and subject to terms that the Compensation Committee believed would properly motivate and retain Dr. Russell as the President and Chief Executive Officer of the Company.

     Dr. Russell resigned as President, Chief Executive Officer and a director of the Company on May 31, 2002.

Compensation of Current Chief Executive Officer

     Mr. Corcoran’s compensation was established in accordance with the criteria described above and pursuant to the terms of his employment agreement. Mr. Corcoran received an annual compensation of $250,000. In March 2003, Mr. Corcoran received an option to purchase 40,000 shares of common stock at an exercise price of $2.09. The Compensation Committee set Mr. Corcoran’s total annual compensation at a level it believed was competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although at the middle of the range. In addition, Mr. Corcoran’s stock option grant was at a level and subject to terms that the Compensation Committee believed would properly motivate and retain Mr. Corcoran as the President and Chief Executive Officer of the Company.

Certain Tax Considerations

29.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.

     From the members of the Compensation Committee:

Craig C. Taylor James C. Kitch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee was established in March 1994 and is currently composed of two non-employee directors: Messrs. Taylor and Kitch. Mr. Taylor served as Acting Chief Financial Officer of Lynx from July 1994 to April 1997, and Mr. Kitch served as Secretary of the Company from February 1992 to December 1997. There were no officers or employees of Lynx who participated in deliberations of the Compensation Committee concerning executive officer compensation during the year ended December 31, 2002. No executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON3

     The following graph shows the initial stockholder return of an investment of $100 in cash on December 30, 1997 for: (i) the common stock of the Company; (ii) the Nasdaq Stock Market; and (iii) the S&P Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

[3] This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30.

CERTAIN TRANSACTIONS

      In March 2003, we entered into an employment agreement with Edward C. Albini, Lynx’s Chief Financial Officer and Secretary, providing for an annual compensation of $250,000. In the event Mr. Albini’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Albini shall be eligible to receive severance compensation equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Albini shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Mr. Albini, such severance shall be in addition to any equity compensation or benefits for which Mr. Albini may be eligible under the 1992 Plan.

     In March 2003, we entered into an employment agreement with Kathy A. San Roman, Lynx’s Vice President, Human Resources and Administration, providing for an annual compensation of $160,000. In the event Ms. San Roman’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Ms. San Roman shall be eligible to receive severance compensation equal to three months of her base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Ms. San Roman shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Ms. San Roman, such severance shall be in addition to any equity compensation or benefits for which Ms. San Roman may be eligible under the 1992 Plan.

     In March 2003, we granted stock options under the 1992 Plan to Kevin C. Corcoran, Edward C. Albini, Thomas J. Vasicek, Ph.D., Jen-i Mao, Ph.D. and Kathy A. San Roman to purchase 40,000, 30,000, 25,000, 25,000 and 25,000 shares of common stock, respectively. If within thirteen months following a change of control (as defined in the stock option agreements), each optionholder’s continuous service (as defined in the 1992 Plan) is terminated (i) due to an involuntary termination without cause (as defined in the stock option agreement) or (ii) due to a voluntary termination with good reason (as defined in the stock option agreement), then the vesting and exercisability of the shares subject to such option shall be accelerated in full.

     In June 2002, we entered into an employment agreement with Kevin P. Corcoran, Lynx’s President and Chief Executive Officer, providing for an annual compensation of $250,000. In the event Mr. Corcoran’s employment is terminated without cause (as defined in the agreement) by us, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Corcoran shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of the effective date of the agreement, equal to six months of his base salary; and (b) if the termination occurs after the first year anniversary of the effective date of the agreement, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Corcoran shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Mr. Corcoran, such severance shall be in addition to any equity compensation or benefits for which Mr. Corcoran may be eligible under the 1992 Plan.

     In June 2002, we entered into an employment agreement with Thomas J. Vasicek, Ph.D., Lynx’s Vice President, Business Development, providing for (i) an initial annual compensation of $200,000; (ii) subject to certain performance-based criteria, a potential annualized base salary increase to $240,000; and (iii) subject to the achievement of certain milestones, a possible cash bonus equal to one percent (1%) of the cash proceeds received by Lynx from certain third-party transactions. Also under the terms of the agreement, Dr. Vasicek was granted an option to purchase 17,142 shares of common stock at an exercise price of $8.05 per share, subject to a five-year vesting schedule. In the event Dr. Vasicek’s employment is terminated without cause (as defined in the agreement) by Lynx, or by any successor or acquiring entity, upon or after certain change of control events, Dr. Vasicek shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of Dr. Vasicek’s hire date, equal to six months of his base salary; and (b) if the termination occurs after the first year anniversary of Dr. Vasicek’s hire date, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Dr. Vasicek shall be entitled from Lynx in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Dr. Vasicek, such severance shall be in addition to any equity compensation or benefits for which Dr. Vasicek may be eligible under the 1992 Plan.

     In October 1999, we entered into an employment agreement with Norman J. W. Russell, Ph.D., Lynx’s former President and Chief Executive Officer, providing for an annual compensation of $255,000 and an option to purchase 28,571 shares of common stock at an exercise price of $79.17 per share, subject to a five-year vesting schedule. We also provided Dr. Russell with a loan in the amount of $250,000 for the sole purpose of the purchase of a house, which loan was secured by the property, and was forgivable over a four-year period.

     In connection with his resignation as President and Chief Executive Officer of Lynx in May 2002, we entered into a separation agreement with Dr. Russell. Pursuant to the terms and conditions of the separation agreement, Dr. Russell received a gross severance payment of $246,665, or $127,440, net of taxes, of which $60,000 was paid in cash and $67,440 was applied to his loan. The loan was paid in full in September 2002.

     In 1999, we entered into a loan agreement with an officer of Lynx. The loan totaled $110,000, was secured by a second mortgage on real property, had interest accruable at a rate of 4.83% per annum and was subject to early repayment under specified circumstances. The principal and interest on the loan was to be forgiven, based on the officer’s continuous employment over a four-year period, in the following amounts: 50% on the second anniversary date of employment; and 25% on each of the third and fourth anniversary dates of employment. The loan was forgiven in 2002 pursuant to the terms and conditions of a separation agreement.

     In August 1998, Lynx entered into two loan agreements with Jen-i Mao, Ph.D., Lynx’s Vice President, Genetic Analysis. Each loan was in the amount of $100,000, secured by a second mortgage on real property, with interest accruable at the rate of 5.57% per annum, and subject to early repayment under specified circumstances. The principal and interest on one loan were to be forgiven, based on the officer’s continuous employment over a four-year period, in the following amounts: 50% on the second anniversary date of employment; and 25% on each of the third and fourth anniversary dates of employment. The second loan was to be repaid by the officer according to the following schedule: 50% of the principal on the third anniversary date of employment; and the remainder of the principal plus accrued interest on the fourth anniversary date of employment. The first loan was forgiven under the terms of the agreement, and the second loan was paid in full in 2002.

31.

     In April 1997, Lynx entered into a full-recourse loan agreement with Edward C. Albini, Lynx’s Chief Financial Officer. A note receivable of $250,000 was issued under a stock purchase agreement for the purchase of 50,000 shares of common stock whereby all the shares issued under the agreement are pledged as collateral. The outstanding principal amount was due and payable in full in April 2002, subject to an obligation to prepay under specified circumstances. Interest was payable upon the expiration or termination of the note and accrued at the rate of 6.49% per annum. The loan was paid in full in 2002.

     For legal services rendered during the calendar year ended December 31, 2002, we paid approximately $471,000 to Cooley Godward LLP, Lynx’s counsel, of which Mr. Kitch, a director of Lynx, is a partner.

     In June 2001, Dr. Brenner entered into a consulting agreement with us. Pursuant to the agreement, Dr. Brenner performs consulting services of at least eight to sixteen hours per month in consideration of his standard consulting fee. In 2002, Dr. Brenner received $25,000 in consulting fees for services performed for us.

     Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under its Bylaws to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers, as well as certain employees.

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Lynx stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, CA 94545 at (510) 670-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

32.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Edward C. Albini

Edward C. Albini Secretary

April 17, 2003

     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002, is available without charge upon written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, California 94545.

33.

APPENDIX

LYNX THERAPEUTICS, INC.

1992 STOCK OPTION PLAN

Adopted July 1, 1992
Last Amended by the Board on March 20, 2003
Last Approved by Stockholders on May [22], 2003
Termination Date: March 11, 2006

1.	Purposes.

          (a)  Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

          (b)   Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options, and (ii) Nonstatutory Stock Options.

          (c)   General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

          (a)  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (b)  “Board” means the Board of Directors of the Company.

          (c)   “Code” means the Internal Revenue Code of 1986, as amended.

          (d)  “Committee” means a Committee appointed by the Board in accordance with subsection 3(c).

          (e)  “Common Stock” means the common stock of the Company.

          (f)  “Company” means Lynx Therapeutics, Inc., a Delaware corporation.

          (g)  “Consultant” means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

          (h)   “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

          (i)   “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (j)   “Director” means a member of the Board of Directors of the Company.

          (k)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (l)  “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

          (m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (n)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

               (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

               (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

          (o)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p)  “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

          (q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (r)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

          (t)   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (u)  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (v)  “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

          (w)  “Plan” means this Lynx Therapeutics, Inc. 1992 Stock Option Plan.

          (x)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (y)  “Securities Act” means the Securities Act of 1933, as amended.

          (z)  “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

          (a)  Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

          (b)  Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

               (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii)  To amend the Plan or an Option as provided in Section 11.

               (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

          (c)  Delegation to Committee.

               (i)   General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

               (ii)   Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not

Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.	Shares Subject to the Plan.

          (a)  Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate one million seventy one thousand fifty two (1,071,052) shares of Common Stock less any shares of Common Stock remaining outstanding which were originally issued to Employees, Officers or Directors of, or Consultants to, the Company pursuant to stock purchase agreements or similar compensatory arrangements approved by the Board.

          (b)   Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

          (c)  Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

          (a)  Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

          (b)   Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (c)  Section 162(m) Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than One Million (1,000,000) shares of the Common Stock during any calendar year.

          (d)  Consultants.

               (i)   A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

               (ii)  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	Option Provisions.

          Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a)  Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c)   Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (d)   Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement or at such higher rate of interest necessary in order to avoid variable award treatment for financial accounting purposes.

          (e)  Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f)   Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (h)  Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (i)  Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j)  Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k)   Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l)   Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	Covenants of the Company.

          (a)  Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

          (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.	Use of Proceeds from Stock.

          Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.	Miscellaneous.

          (a)   Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

          (b)   Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c)   No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder or other holder of Options any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

          (d)   Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

          (e)  Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

          (f)  Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

10.	Adjustments upon Changes in Stock.

          (a)   Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

          (b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Options shall be terminated if not exercised (if applicable) prior to such event.

          (c)  Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

11.	Amendment of the Plan and Options.

          (a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

          (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

          (c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

          (d)  No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

          (e)   Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12.	Termination or Suspension of the Plan.

          (a)   Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 11, 2006. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b)  No Impairment of Rights. Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Optionholder.

13.	Effective Date of Plan.

          The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

LYNX THERAPEUTICS, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board on February 26, 1998
Approved by the Stockholders on May 18, 1998
Amended by the Board on March 20, 2003
Amendment Approved by the Stockholders on May [22], 2003

1.	PURPOSE.

          (a)   The purpose of this 1998 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Lynx Therapeutics, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b)   The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

          (c)   The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d)   The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

          (a)  The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i)    To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                  (ii)    To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                  (iii)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv)     To amend the Plan as provided in paragraph 13.

                  (v)    Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

          (c)   The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

          (a)  Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one hundred three thousand five hundred seventy-one (103,571) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

          (a)  The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

          (b)  If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

          (a)  Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b)  The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i)    the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

               (ii)   the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii)   the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

          (c)  No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d)  An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e)  Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

          (a)  On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

          (b)  In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (c)  The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i)    an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii)    an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a)  An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

          (b)   At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s right to acquire Common Stock under that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d)  Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8.	EXERCISE.

          (a)  On each date specified therefor in the relevant Offering (“Purchase Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account on the final Purchase Date of an Offering after the purchase of shares which is equal to or in excess of the value of one whole share of common stock shall be distributed in full to the participant after such Purchase Date, without interest.

          (b)  No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

          (a)  During the terms of the rights granted under the Plan, the Company shall at all times keep available as authorized but unissued shares that number of shares of stock required to satisfy such rights.

          (b)  The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

          (a)  If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

          (b)   In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN.

          (a)   The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

          (b)  The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (c)  Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

          (b)  Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

          (a)  The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b)  Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

          The Plan shall become effective upon adoption by the Board (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

FORM OF PROXY

LYNX THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2003

The undersigned hereby appoints Kevin P. Corcoran and Edward C. Albini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the “Company”) that the undersigned may be entitled to vote at the 2003 Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company’s offices located at 25861 Industrial Blvd., Hayward, California 94545 on Thursday, May 22, 2003 at 2:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE	SEE REVERSE SIDE

      LYNX THERAPEUTICS, INC.
      C/O EQUISERVE
      P.O. BOX 43068
      PROVIDENCE, RI 02940

DETACH HERE

[X]	Please mark
votes as in
this example
MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN PROPOSAL 1
AND A VOTE FOR PROPOSALS 2, 3, 4 and 5.

1.	To elect nine directors to serve for the ensuing year and until their successors are elected:

Nominees:	(01) Craig C. Taylor; (02) Kevin P. Corcoran;
(03) Richard P. Woychik, Ph.D; (04) Marc D. Kozin;
(05) Sydney Brenner, M.B., D. Phil.; (06) Leroy Hood, M.D., Ph.D;
(07) James C. Kitch; (08) David C. U’Prichard, Ph.D.; and (9) James V. Mitchell.

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]	For all nominees except as noted above	[ ]	MARK HERE IF YOU PLAN TO ATTEND THIS METING

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
2.	To approve the Company’s 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.	To approve the Company’s 1998 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 75,000 shares.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
4.	To approve future sales of common stock to Takara Bio Inc. under the Collaboration Agreement, dated October 1, 2000, as amended.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
5.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

Signature:                                  Date:                                  Signature:                                  Date: